EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Edison International
Rosemead, California

We hereby consent to the incorporation by reference in this
Registration Statement of our report dated June 24, 2009, relating to the financial statements and supplemental schedule of the Edison 401(k)
Savings Plan appearing on Form 11-K for the year ended December 31,
2008.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Costa Mesa, California
November 9, 2009